American Airlines Group Inc. Third-Quarter 2021 Financial Results Exhibit 99.2

Certain of the statements contained in this presentation should be considered forward-looking statements within the meaning of the Securities Act, the Exchange Act and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the Company’s plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth herein as well as in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in the Company’s other filings with the Securities and Exchange Commission. In particular, the consequences of the coronavirus outbreak to economic conditions and the travel industry in general and the financial position and operating results of the Company in particular have been material, are changing rapidly, and cannot be predicted. Additionally, there may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement. 2 Forward-looking statements

3 Introductory remarks Doug Parker Chairman and Chief Executive Officer

Third-quarter results 4 Third-quarter results show strong improvement • Total revenue increased by 20% from 2Q21 on 12% increase in capacity • Third-quarter net income of $169 million • Excluding net special items1, net loss of $641 million – smallest loss since pandemic began Key accomplishments • Flew 48 million passengers, more than any other U.S. airline • Operated 26 CRAF missions, bringing thousands of evacuees from Afghanistan to the U.S. • Announced commitment to invest in Breakthrough Energy Catalyst 1/ See GAAP to non GAAP reconciliation at the end of this presentation

Thanks to an amazing team

6 Commercial update Robert Isom President

Recovery timeline

- Domestic leisure and short-haul international have fully recovered.
- Domestic business revenue recovered to ~50% of 2019 levels in the third quarter. Long-haul international traffic is showing meaningful signs of recovery; supported by recent announcement about reopening travel to U.S.

Revenue

Current Status

Basis of early recovery path

Domestic Leisure

- Particular strength in beach/ski destinations
- Expanding now as vaccinations increase

~45% of 2019 total pax revenue composition

Short-Haul International

- Similar trends as domestic leisure
- Continued efforts by travel industry to meet entry requirements

~10% of 2019 total pax revenue composition

Domestic Business

- Requires relaxation of corporate travel restrictions
- Green shoots reappearing following delta variant softness and as vaccinations continue to increase

~25% of 2019 total pax revenue composition

Long-Haul International

- Travel unlocks with wider vaccine distribution, relaxation of government and corporate travel restrictions
- Requires countries to relax international travel restrictions

~20% of 2019 total pax revenue composition

Recovery timeline

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Revenue recovery 8 1/ Source- company monthly domestic coupon revenue results • The revenue recovery took a pause in the third quarter due to the delta variant of COVID-19, which drove a decline in business demand. • Fourth quarter revenue is expected to improve, supported by strong peak holiday demand. 31% 29% 41% 54% 61% 77% 87% 78% 72% 80% 47% 40% 53% 73% 82% 97% 102% 93% 98% 100% 13% 19% 27% 35% 40% 52% 64% 57% 47% 50% January February March April May June July August September 4Q-E Domestic revenue recovery (% of 2019) Total Leisure Business

AAdvantage program relevance remains robust 9 • From an absolute basis, new member acquisitions in 2021 have outpaced 2019 despite lower levels of capacity. • 2021 program revenues have also closed in on 2019 revenues. Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Member acquisitions (new accounts) 2019 2020 2021

10 Financial update Derek Kerr Chief Financial Officer

Third-quarter results 11 Note: May not recalculate due to rounding. 3Q21 3Q20 3Q21 3Q20 Operating Income (Loss) 595$ (2,871)$ (462)$ (3,390)$ Income (Loss) Before Income Taxes 206$ (3,095)$ (833)$ (3,635)$ Net Income (Loss) 169$ (2,399)$ (641)$ (2,818)$ Earnings (loss) per common share: Basic 0.26$ (4.71)$ (0.99)$ (5.54)$ Diluted 0.25$ (4.71)$ (0.99)$ (5.54)$ Weighted average shares outstanding (in thousands): Basic 648,564 509,049 648,564 509,049 Diluted 721,142 509,049 648,564 509,049 GAAP Non-GAAP (in millions except share and per share amounts)

$7 $10 $14 $14 $17 $21 $18 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 Total available liquidity1 (in billions) Strong liquidity position 12 • Ended 3Q21 with approximately $18 billion of total available liquidity, including the impact of pre-paying $950 million spare parts term loan. 1/ Total available liquidity is defined as unrestricted cash and marketable securities plus available undrawn revolver capacity and other undrawn facilities.

Balance sheet repair 13 Accelerated deleveraging • Company has $13 billion of prepayable debt • Prepaid $950 million of spare parts term loan • Continue to target $15 billion in debt reduction by end of 2025 Future priorities for excess liquidity • Pay down prepayable debt (~30% of total debt) • Free up high-quality collateral • Address short end of maturity curve Strong liquidity and confidence in recovery leads to accelerated deleveraging

Youngest fleet of the network airlines

As part of American's plan to right-size the fleet and cost structure, the Company accelerated the retirement of several mainline and regional sub-fleets:

Permanent retirements

- 20 Embraer 190s - sold
- 34 Boeing 757s
- 17 Boeing 767s - sold
- 9 Airbus A330-300s
- 15 Airbus A330-200s
- 19 Bombardier CRJ200s
- 34 Embraer ERJs

These retirements remove operating complexity and bring forward cost savings and efficiencies associated with operating fewer aircraft types:

- Avoid significant future maintenance expense
- Provide crew scheduling and training efficiencies

As a result of these retirements, the mainline fleet harmonized around B737 and A320 narrowbodies and B777 and B787 widebodies

Mainline fleet breakdown by age[1]

- 57% of American's fleet is 10 years old or younger
- Future fleet replacement needs are lower than peers
- Existing financings completed at very attractive levels



57%
41%
30%
21%
32%
34%
22%
28%
37%
0-10 Years
10-20 Years
20+ Years
American
Delta
United

1/ Source: Company filing and Cirium Fleets Analyzer database.

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Passionately pursuing efficiencies Younger fleet drives lower capex 1/ Source: Company filings, 2021 includes net inflows from return of PDPs 15 Fleet harmonization $5.2 $2.0 $0.0 $2.6 $2.6 ~$3.0 2014-2019 Average 2020 Actual 2021 2022 2023 Steady State Total capex forecast1 (in billions) 41% 88% 100% A321-AA A321-US B737 Progress by fleet 

Investing in the future 16 • Breakthrough Energy Catalyst • Become an anchor partner to Breakthrough Energy Catalyst • $100 million commitment to accelerate the clean energy technologies necessary for achieving a net zero economy by 2050 • New and enhanced partnerships • Announced new codeshare agreement with IndiGo, India’s leading airline • Signed letters of intent with JetSMART and GOL to enhance presence in South America. Both transactions are subject to the completion of definitive documents and certain regulatory approvals

4Q21 outlook

	4Q21 vs 4Q19	
Total Capacity (ASMs)	~ -11% to -13%	
Total Revenue	~ -20%	
CASM excluding fuel and net special items[1]	~ +8% to +10%	
	4Q21	**4Q21 comments**
Fuel	$2.43 to $2.48 / gal	Based on October 18, 2021 forward curve and planned consumption of ~970 million gallons
Pretax margin excluding net special items[1]	~ -16% to -18%	Includes non-operating expense of ~$380 million
Capex	FY 2021 $0	Return of PDPs drives net zero capex in FY 2021

1/ CASM excluding fuel and net special items and pretax margin excluding net special items are non-GAAP financial measures. The Company is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of net special items cannot be determined at this time.

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GAAP to non-GAAP reconciliation 19 Reconciliation of GAAP Financial Information to Non-GAAP Financial Information Percent Increase Percent Increase Reconciliation of Pre-Tax Loss Excluding Net Special Items 2021 2020 (Decrease) 2021 2020 (Decrease) Pre-tax income (loss) as reported 206$ (3,095)$ (1,357)$ (8,644)$ Pre-tax net special items: Mainline operating special items, net (1) (990) (295) (3,986) (657) Regional operating special items, net (2) (67) (224) (449) (309) Nonoperating special items, net (3) 18 (21) 31 207 Total pre-tax net special items (1,039) (540) (4,404) (759) Pre-tax loss excluding net special items (833)$ (3,635)$ (77.1%) (5,761)$ (9,403)$ (38.7%) Calculation of Pre-Tax Margin Pre-tax income (loss) as reported $ 206 $ (3,095) $ (1,357) $ (8,644) Total operating revenues as reported $ 8,969 $ 3,173 $ 20,455 $ 13,309 Pre-tax margin 2.3% (97.6%) (6.6%) (64.9%) Calculation of Pre-Tax Margin Excluding Net Special Items Pre-tax loss excluding net special items $ (833) $ (3,635) $ (5,761) $ (9,403) Total operating revenues as reported $ 8,969 $ 3,173 $ 20,455 $ 13,309 Pre-tax margin excluding net special items (9.3%) (114.6%) (28.2%) (70.7%) Reconciliation of Net Loss Excluding Net Special Items Net income (loss) as reported 169$ (2,399)$ (1,061)$ (6,707)$ Net special items: Total pre-tax net special items (1), (2), (3) (1,039) (540) (4,404) (759) Net tax effect of net special items 229 121 991 165 Net loss excluding net special items (641)$ (2,818)$ (77.3%) (4,474)$ (7,301)$ (38.7%) Reconciliation of Basic and Diluted Loss Per Share Excluding Net Special Items Net loss excluding net special items (641)$ (2,818)$ (4,474)$ (7,301)$ Shares used for computation (in thousands): Basic and diluted 648,564 509,049 642,432 454,523 Loss per share excluding net special items: Basic and diluted (0.99)$ (5.54)$ (6.96)$ (16.06)$ American Airlines Group Inc. (the Company) sometimes uses financial measures that are derived from the condensed consolidated financial statements but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The Company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The Company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The tables below present the reconciliations of the following GAAP measures to their non-GAAP measures: - Pre-Tax Income (Loss) (GAAP measure) to Pre-Tax Loss Excluding Net Special Items (non-GAAP measure) - Pre-Tax Margin (GAAP measure) to Pre-Tax Margin Excluding Net Special Items (non-GAAP measure) - Net Income (Loss) (GAAP measure) to Net Loss Excluding Net Special Items (non-GAAP measure) - Basic and Diluted Earnings (Loss) Per Share (GAAP measure) to Basic and Diluted Loss Per Share Excluding Net Special Items (non-GAAP measure) - Operating Income (Loss) (GAAP measure) to Operating Loss Excluding Net Special Items (non-GAAP measure) Management uses these non-GAAP financial measures to evaluate the Company's current operating performance and to allow for period-to-period comparisons. As net special items may vary from period-to-period in nature and amount, the adjustment to exclude net special items allows management an additional tool to understand the Company’s core operating performance. Additionally, the tables below present the reconciliations of total operating costs (GAAP measure) to total operating costs excluding net special items and fuel (non-GAAP measure) and total operating costs per ASM (CASM) to CASM excluding net special items and fuel. Management uses total operating costs and CASM excluding net special items and fuel to evaluate the Company's current operating performance and for period-to-period comparisons. The price of fuel, over which the Company has no control, impacts the comparability of period-to-period financial performance. The adjustment to exclude fuel and net special items allows management an additional tool to understand and analyze the Company’s non-fuel costs and core operating performance. 3 Months Ended September 30, 9 Months Ended September 30, (in millions, except share and per share amounts) (in millions, except share and per share amounts)

GAAP to non-GAAP reconciliation

Reconciliation of Operating Loss Excluding Net Special Items	3 Months Ended September 30, 2021	3 Months Ended September 30, 2020	9 Months Ended September 30, 2021	9 Months Ended September 30, 2020
	(in millions)		(in millions)	
Operating income (loss) as reported	$ 595	$ (2,871)	$ (279)	$ (7,906)
Operating net special items:				
Mainline operating special items, net [1]	(990)	(295)	(3,986)	(657)
Regional operating special items, net [2]	(67)	(224)	(449)	(309)
Operating loss excluding net special items	$ (462)	$ (3,390)	$ (4,714)	$ (8,872)

Reconciliation of Total Operating Cost per ASM Excluding Net Special Items and Fuel	3 Months Ended September 30, 2021	3 Months Ended September 30, 2020	9 Months Ended September 30, 2021	9 Months Ended September 30, 2020
Total operating expenses as reported	$ 8,374	$ 6,044	$ 20,734	$ 21,215
Operating net special items:				
Mainline operating special items, net [1]	990	295	3,986	657
Regional operating special items, net [2]	67	224	449	309
Total operating expenses, excluding net special items	9,431	6,563	25,169	22,181
Aircraft fuel and related taxes	(1,952)	(611)	(4,596)	(2,703)
Total operating expenses, excluding net special items and fuel	$ 7,479	$ 5,952	$ 20,573	$ 19,478
	(in cents)		(in cents)	
Total operating expenses per ASM as reported	13.70	19.64	13.51	19.30
Operating net special items per ASM:				
Mainline operating special items, net [1]	1.62	0.96	2.60	0.60
Regional operating special items, net [2]	0.11	0.73	0.29	0.28
Total operating expenses per ASM, excluding net special items	15.43	21.33	16.40	20.17
Aircraft fuel and related taxes per ASM	(3.19)	(1.98)	(3.00)	(2.46)
Total operating expenses per ASM, excluding net special items and fuel	12.24	19.34	13.41	17.72

Note: Amounts may not recalculate due to rounding.

FOOTNOTES:

[1] The 2021 third quarter mainline operating special items, net principally included $992 million of Payroll Support Program (PSP) financial assistance. The 2021 nine month period mainline operating special items, net principally included $4.2 billion of PSP financial assistance, offset in part by $168 million of salary and medical costs primarily associated with certain team members who opted into voluntary early retirement programs offered as a result of reductions to the Company's operation due to the COVID-19 pandemic.

Cash payments for salary and medical costs primarily associated with the Company's voluntary early retirement programs were approximately $190 million and $480 million for the 2021 third quarter and nine month period, respectively.

The 2020 third quarter mainline operating special items, net principally included $1.9 billion of PSP financial assistance, offset in part by $871 million of salary and medical costs primarily associated with certain team members who opted into voluntary early retirement programs and $742 million of fleet impairment charges. The 2020 nine month period mainline operating special items, net principally included $3.7 billion of PSP financial assistance, offset in part by $1.5 billion of fleet impairment charges, $1.4 billion of salary and medical costs primarily associated with certain team members who opted into voluntary early retirement programs and $228 million of one-time labor contract expenses due to the ratification of a new contract with the Company's maintenance and fleet service team members, including signing bonuses and adjustments to vacation accruals resulting from pay rate increases.

Cash payments for salary and medical costs primarily associated with the Company's voluntary early retirement programs were approximately $120 million and $170 million for the 2020 third quarter and nine month period, respectively.

Fleet impairment charges resulted from the retirement of certain aircraft earlier than planned primarily driven by the severe decline in air travel due to the COVID-19 pandemic. Mainline aircraft retired in 2020 included the Company's entire Airbus A330-200, Boeing 757, Boeing 767, Airbus A330-300 and Embraer 190 fleets. The 2020 third quarter fleet impairment charges included a $709 million non-cash write-down of Airbus A330-200 aircraft and spare parts and $33 million in cash charges primarily for lease return and other costs. The 2020 nine month period fleet impairment charges included a $1.4 billion non-cash write-down of mainline aircraft and spare parts and $102 million in cash charges primarily for impairment of right-of-use assets and lease return costs.

[2] The 2021 third quarter regional operating special items, net principally included $128 million of PSP financial assistance, offset in part by a $61 million charge associated with the regional pilot retention program which provides for, among other things, a cash retention bonus to be paid in the fourth quarter of 2021 to eligible captains at the wholly-owned regional airlines included on the pilot seniority list as of September 1, 2021. The 2021 nine month period regional operating special items, net principally included $539 million of PSP financial assistance, offset in part by the $61 million charge associated with the regional pilot retention program discussed above and a $27 million non-cash charge to write down regional aircraft resulting from the retirement of the remaining Embraer 140 fleet earlier than planned.

The 2020 third quarter regional operating special items, net primarily included $228 million of PSP financial assistance. The 2020 nine month period regional operating special items, net included $444 million of PSP financial assistance, offset in part by a $117 million non-cash charge to write down regional aircraft and spare parts associated with certain Embraer 140 and Bombardier CRJ200 aircraft, which were retired as a result of the severe decline in air travel due to the COVID-19 pandemic.

[3] Principally included mark-to-market net unrealized gains and losses associated with certain equity investments and treasury rate lock derivative instruments as well as non-cash charges associated with debt refinancings and extinguishments.

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